      As filed with the Securities and Exchange Commission on July 13, 1998
                                                     Registration No. 333-43955
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                 Post-Effective
                                Amendment No. 1
                                      To
                                   Form SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                            SCNV ACQUISITION CORP.
       (Exact name of Small Business Issuer as specified in its charter)


            Delaware                               3629                         13-3952659
(State or other jurisdiction of          (Primary Standard Industrial         (I.R.S.  Employer
      incorporation)                          Classification No.)           Identification  No.)

                             Omer Industrial Park
                                  P.O.B. 3026
                              Omer, Israel 84965
                               (972) 7-690-0950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ---------------------
                           PROFESSOR HERMAN BRANOVER
                                   President
                            SCNV Acquisition Corp.
                             Omer Industrial Park
                                  P.O.B. 3026
                              Omer, Israel 84965
                               (972) 7-690-0950
           (Name, address and telephone number of agent for service)
                            ---------------------
                       Copies of all communications to:

 EMANUEL J. ADLER, ESQ.               DAVID SCHAPIRO, ESQ.              STUART NEUHAUSER, ESQ.
 Tenzer Greenblatt LLP                  Yigal Arnon & Co.           Berlack, Israels &  Liberman LLP
 The Chrysler Building               3 Daniel Frisch Street              120 West 45th Street
  405 Lexington Avenue               Tel Aviv, Israel 33777            New York, New York 10036
New York, New York 10174-0208     Telephone: 972-3-692-6856            Telephone: (212) 704-0100
Telephone: (212) 885-5000          Facsimile: 972-3-696-4770           Facsimile: (212) 704-0196
Facsimile: (212) 885-5001

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ---------------------

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits.

 Exhibit Number   Description
        *1.1      Form of Underwriting Agreement.
        *1.2      Form of Selected Dealer Agreement.
        *3.1      Certificate of Incorporation of the Registrant.
        *3.3      Bylaws of the Registrant.
        *4.1      Form of Registrant's Common Stock Certificate.
         4.2      Public Warrant Agreement among the Registrant and Continental Stock
                  Transfer & Trust Company, as Warrant Agent.
        *4.3      Form of Registrant's Public Warrant Certificate.
        *4.4      Form of Registrants Unit Certificate.
        *4.5      Form of Underwriter's Unit Purchase Option.
        *5.1      Opinion of Tenzer Greenblatt LLP.
       *10.1      Form of Stock Purchase Agreement between SCNV Acquisition Corp., Solmecs
                  Corporation, N.V. and Bayou International Ltd.
       *10.2      Agreement, dated as of June 4, 1980 by and between Advanced Products Beer Sheva
                  Ltd. (AP) and the Ben Gurion University of the Negar (The Research and
                  Development Authority) and Solmecs Corporation N.V.
       *10.3      Agreement, dated as of March 31, 1981, by and between the Government of Israel
                  Ministry of Energy and Infrastructure, the Ben Gurion University of the Negev (The
                  Research and Development Authority - RDA) and Advanced Products Beer Sheva
                  Ltd. and Solmecs (Israel) Ltd. and Solmecs Corporation N.V.
       *10.4      Agreement, dated as of November 5, 1981 by and between Advanced Products Beer
                  Sheva Ltd. (AP) and the Ben Gurion University of the Negev (The Research and
                  Development Authority) (RDA), Solmecs Corporation N.V. and Solmecs Corporation
                  (U.K) Limited.
       *10.5      Agreement, dated as of January 25, 1990 by and between International Lead Zinc
                  Research Organization, Inc. and Solmecs (Israel) Ltd.
       *10.6      Agreement, dated as of March 7, 1991 by and between International Lead Zinc
                  Research Organization, Inc. and Solmecs (Israel) Ltd.
       *10.7      Agreement, dated as of June 9, 1997 by and between the Institute of Physics in Riga,
                  Latvia and Solmecs (Israel) Ltd.
       *10.8      Agreement, effective as of September 30, 1997, by and between Solmecs
                  Corporation N.V. and Batei Sefer Limlacha.
       *10.9      Agreement, effective as of September 30, 1997, by and between Registrant and Batei
                  Sefer Limlacha.
      *10.10      Agreement, dated as of January 1, 1998 by and between Solmecs (Israel) Ltd. and
                  Leon Aprimov.

    *10.11          Lease by and between Tefen Entrepreneurship Ltd. and Solmecs (Israel) Ltd. dated
                    October 14, 1997.
    *10.12          Form of Employment Agreement between Registrant and Professor Herman
                    Branover.
    *10.13          Form of Employment Agreement between Registrant and Dr. Shaul Lesin.
    *10.14          Form of Employment Agreement between Registrant and Jacline Bavli.
    *10.15          1997 Stock Option Plan.
     *23.1          Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
     *23.2          Consent of Luboshitz Kasierer & Co., Member of Arthur Andersen, Independent
                    Public Accountants.
     *23.3          Consent of Tenzer Greenblatt LLP (contained in such firm's opinion filed as Exhibit
                    5.1).
     *24.1          A power of attorney relating to the signing of amendments hereto is incorporated in the signature pages of this Registration Statement.

------------
* Previously filed

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the Registration Statement to be signed on its behalf by the undersigned, in the city of Omer, State of Israel on July 13, 1998.

                                       SCNV ACQUISITION CORP.



                                       By: /s/ Herman Branover
                                         ----------------------------
                                          Herman Branover
                                          President, Chief Executive Officer and
                                          Director


                               POWER OF ATTORNEY

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signatures                                   Title(s)                        Date
                ----------                                   --------                        ----

                    *                        Chairman of the Board of Directors         July 13, 1998
---------------------------------------
               Emmanuel Althaus



           /s/ Herman Branover               President, Chief Executive Officer and     July 13, 1998
---------------------------------------      Director
                Herman Branover

                    *                        Executive Vice President                   July 13, 1998
---------------------------------------
               Shaul Lesin

                    *                        Chief Financial Officer                    July 13, 1998
---------------------------------------
              Jacline Bavli


          /s/ Herman Branover
---------------------------------------
            Attorney-in-Fact


* By Attorney-in-Fact